CUSIP No. 019770 10 6	13G	Page 1 0 of 10 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Allogene Therapeutics, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: February 12, 2020

/s/ Arie Belldegrun
Arie Belldegrun, M.D.

Belldegrun Family Trust

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, Trustee

Bellco Capital LLC

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, Manager

VVAG Special Fund LLC
By: VVAG LLC, its Manager

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, Senior Managing Director

Vida Ventures LLC
By: VV Manager LLC, its Manger

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, Senior Managing Director